EXHIBIT 23.1b

Consent of Independent Registered Public Accounting Firm

Point Loma Community Bank
San Diego, California

    We hereby consent to the use in the prospectus constituting a part of the Registration Statement on Form S-4 of Capitol Bancorp Limited of our report dated March 14, 2007 relating to the financial statements of Point Loma Community Bank which is contained in the prospectus.  We also consent to the reference to us under the caption "Experts" in the prospectus.

/s/ BDO SEIDMAN, LLP

Grand Rapids, Michigan
November 21, 2007